UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 16, 2010

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 16, 2010, Boston Private Financial Holdings, Inc. (the “Company”) announced that it redeemed the remaining $104 million of the Company’s outstanding Fixed Rate Cumulative Perpetual Preferred Stock, Series C (the “Preferred Stock”) that was issued to the U.S. Department of the Treasury (the “Treasury”) pursuant to the Capital Purchase Program in November of 2008. The Company paid approximately $104.4 million to the Treasury to repurchase the Preferred Stock, which included payment for accrued and unpaid dividends for the shares of Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Company, dated June 16, 2010.

The Press Release disclosed in this Item 9.01 as Exhibit 99.1 shall be considered “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/s/ David J. Kaye
	Name:	David J. Kaye
	Title:	Executive Vice President & Chief Financial Officer

Date: June 16, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company, dated June 16, 2010.